Exhibit 99.1

Callon to Acquire Carrizo in All-Stock Transaction

Creates a Premier Oil-Weighted Mid-Cap with Peer-Leading Capital Efficiency and Cash Margins

Materially Increases Scale with Over 100,000 Boe/d of Pro-Forma 1Q19 Production and 200,000 Net Acres in the Prolific Permian Basin and Eagle Ford Shale

Highly Complementary Delaware Basin Footprint of Over 90,000 Net Acres to Accelerate Scaled Operations and Leverage Shared Infrastructure to Unlock Additional Value

Immediately Accretive to EPS, CFPS, Debt-Adjusted Growth Per Share and Net Asset Value Per Share; Double-Digit Production Growth and Over $100 Million of Free Cash Flow in 2020 at Current Strip Pricing1

Stock-for-Stock Transaction Maintains Strong Balance Sheet and Flexibility to Execute Full-Field, Large-Scale Pad Development

Expects to Realize Primary Annual Run-Rate Synergies of $100 - $125 Million in Addition to Optimized Capital Allocation Over Time

Companies to Host Investor Conference Call Today at 8:30 a.m. ET / 7:30 a.m. CT

HOUSTON, July 15, 2019 – Callon Petroleum Company (NYSE: CPE) and Carrizo Oil & Gas, Inc. (Nasdaq: CRZO) today announced that their Boards of Directors have unanimously approved a definitive agreement under which Callon will acquire Carrizo in an all-stock transaction valued at $3.2 billion. This highly complementary combination will create a leading oil and gas company with scaled development operations across a portfolio of core oil-weighted assets in both the Permian Basin and Eagle Ford Shale.

Under the terms of the agreement, Carrizo shareholders will receive a fixed exchange ratio of 2.05 Callon shares for each share of Carrizo common stock they own. This represents $13.12 per Carrizo share based on Callon’s closing common stock price on July 12 and a premium of 18% to Carrizo’s trailing 60-day volume weighted average price. Following the close of the transaction, Callon shareholders will own approximately 54% of the combined company, and Carrizo shareholders will own approximately 46%, on a fully diluted basis. The all-stock transaction is intended to be tax-free to Carrizo shareholders.

“We are excited about this transformational transaction, creating a differentiated oil and gas company by integrating core asset bases in premier basins. Together with Carrizo, we will accelerate our free cash flow, capital efficiency and deleveraging goals through an optimized model of large-scale development across the portfolio. We will also benefit from leading cash margins to navigate commodity price volatility and allow for reliable, continuous development of the combined asset base. With a deep inventory of high rate-of-return well locations in well-established areas and substantial upside opportunities for organic inventory delineation, we will be able drive differentiated growth deploying our life-of-field development model for many years to come,” said Joe Gatto, President and Chief Executive Officer of Callon. “As a larger organization, Callon will be well-positioned to benefit from an expanded infrastructure footprint and critical mass for our production marketing and supply chain functions and also leverage our technology and data capture initiatives across a broader base. Importantly, this combination brings together two organizations grounded in strong values and a shared commitment to responsible operations, integrity, and a drive to deliver leading results. We look forward to welcoming Carrizo’s employees and joining forces as a Houston-based company focused on the development of a premier Texas asset base to create enhanced value for all of our stakeholders.”

[1]	Current strip prices as of July 12, 2019

S.P. “Chip” Johnson, IV, President and Chief Executive Officer of Carrizo, commented, “We believe that Callon is the ideal partner for Carrizo. Through our combination, we bring together a strong foundation of Midland Basin and Eagle Ford Shale assets and overlay a substantial Delaware acreage position and value proposition that will be unlocked through an integrated plan of large-scale program development. This all-stock transaction provides Carrizo shareholders with the opportunity to participate in the significant near- and long-term upside potential of the merged company. We look forward to a bright future for our employees and all of our stakeholders and expect a seamless integration.”

Strategic and Financial Benefits of the Transaction

•

Increases Corporate and Delaware Basin Scale: On a pro forma basis, Callon will have an approximate 200,000 net acre footprint in the Permian Basin and Eagle Ford Shale, including over 90,000 net acres in the Delaware Basin, and approximately 2,500 total gross horizontal drilling locations. The companies produced a combined 102.3 MBoe/d in 1Q19 (71% oil) and generated pro forma LTM 1Q19 adjusted EBITDAX of $1.2 billion. With an expected total of 9 to 10 drilling rigs and 3 to 4 completion crews working during the course of 2020, predominantly in the Permian Basin, the combined entity will have the critical mass to realize supply chain savings and sustain simultaneous operations initiatives.

•

Expands Portfolio of Complementary High-Quality Assets: Together with Carrizo, Callon will be a premier Texas operator with an extensive inventory of core Permian and Eagle Ford locations that compete for capital on a full-cycle basis. As a portfolio, our increased level of large project initiatives in the Permian Basin will be balanced by sustained investment in shorter cycle and less capital-intensive projects in the Eagle Ford Shale. Based on initial plans for capital allocation within the combined portfolio, Callon forecasts its free cash flow breakeven WTI crude oil price to progress to under $50/Bbl by 2021.

•

Accelerates Free Cash Flow Generation: Callon expects this combination to be immediately accretive to free cash flow per share in 2020 with positive free cash flow generation of over $100 million at current strip pricing[1] while maintaining double-digit production growth. The combination brings together a well-established and repeatable free cash flow generating business in the Eagle Ford Shale with Permian Basin assets that are rapidly transitioning to positive net cash flows with increasing investment in high-return projects. In addition, the combined company’s corporate free cash flow will be increased through an optimized development plan in addition to corporate cost savings. This sustained free cash flow generation will accelerate Callon’s deleveraging initiatives and improve its capacity to return capital to shareholders in the future.

•

Maintains Callon’s Financial Strength and Flexibility: Callon expects to have an enhanced credit profile due to broader scale and scope, and a substantial base of oil-weighted proved developed producing reserves. Importantly, significant free cash flow generation will drive the combined company’s leverage ratio to below 2.0x in 2020 at current strip pricing. Additionally, upon closing, the combined company is anticipated to have pro forma liquidity of more than $1 billion under a new underwritten credit facility combined with no near-term debt maturities.

•	Drives Substantial Identified Synergies: The combination is expected to generate a total of $850 million in net present value from the following categories of primary synergies:

•	Annual run-rate operational synergies of $65 to $80 million attributed to a structural shift in the combined program development model, consisting of:

•	Expanded large scale development in the Permian Basin, deploying simultaneous drilling and completion operations, improving production cycle times and reducing well costs;

•	Optimized, integrated development schedule to capture efficiencies from continuous utilization of dedicated completion crews; and

•	Improved uptime from concentrated development, resulting in reduced production downtime from offsetting completion operations.

•	Estimated annual cash general and administrative savings of $35 million to $45 million.

•	Optimized capital allocation initiatives, including a mix of shorter and longer cycle projects, select activity acceleration within a larger cash flow base and high-grading of drilling inventories.

In addition, Callon has identified further synergies that are anticipated to be realized over time:

•	Integration of Delaware infrastructure and water management, expanding the opportunity for water recycling programs and increasing scale for potential monetization structures;

•	Larger portfolio of non-core acreage for divestment and trades, high-grading overall returns on capital;

•	Increased hydrocarbon volumes provide critical mass for marketing arrangements and ongoing initiatives to control critical parts of the value chain, including firm transportation on pipelines; and

•	Cost of capital reductions, including opportunistic debt refinancings.

Governance and Leadership

The transaction has been unanimously approved by the Boards of Directors at both Callon and Carrizo. In addition, each of the Carrizo directors has committed to vote his or her shares in favor of the transaction.

Upon closing, the Board of Directors of the combined company will consist of 11 members, including Callon’s eight current Board members and three to be appointed from the Board of Carrizo. The combined company will be led by Callon’s executive management team and will remain headquartered in Houston, Texas.

Timing and Approvals

The transaction, which is expected to close during the fourth quarter of 2019, is subject to customary closing conditions and regulatory approvals, including the approval of shareholders of both companies.

Second Quarter Updates

For the second quarter of 2019, Callon expects daily production of between 40.0 and 40.5 MBoed with approximately 77% coming from oil. Total capital expenditures, inclusive of capitalized expenses and on an accrual basis, is expected to be between $162.5 and $167.5 million with operational capital representing approximately $132.5 to $137.5 million of that estimate. Lease operating expense for the second quarter is expected to be between $6.30 and $6.50 per Boe.

For the second quarter of the year, Carrizo expects crude oil production to be approximately 44,400 Bbls/d, exceeding the high-end of the Company’s guidance range. Total production is expected to be approximately 65,600 Boe/d. This is below the low-end of the Company’s guidance range for the quarter of 66,500-67,500 Boe/d as its production during June was materially impacted by weather-related downtime at a third-party gas processing plant in the Delaware Basin. In total, third-party midstream issues negatively impacted the Company’s production by more than 4,000 Boe/d during the second quarter. Carrizo currently expects drilling, completion, and infrastructure (DC&I) capital expenditures to be $130-$135 million in the second quarter and expects to meet or beat its second quarter guidance ranges for expense items.

Advisors

J.P. Morgan LLC is serving as exclusive financial advisor to Callon and Kirkland & Ellis LLP is serving as legal advisor to Callon. JPMorgan Chase Bank, N.A. and BofA Merrill Lynch provided underwritten financing to Callon to support the transaction. RBC Capital Markets, LLC and Lazard are serving as financial advisors to Carrizo and Baker Botts L.L.P. is serving as legal advisor to Carrizo.

Conference Call and Webcast

The companies will host a joint conference call and webcast today at 8:30 a.m. ET / 7:30 a.m. CT to discuss the transaction.

The conference call can be accessed by dialing (800) 374-1355 within the United States and (270) 855-8553 for all other locations. The confirmation code is 2381448. Participants should dial in 10 minutes prior to the scheduled start time.

A live webcast of the conference call and associated presentation materials will be available in the investor relations section of each company’s website at www.ir.callon.com and https://ir.carrizo.com/investor-relations/default.aspx.

A replay of the conference call will be available approximately two hours after completion of the conference call through July 29, 2019 and can be accessed by dialing (800) 585-8367 from the United States or (404) 537-3406 from outside the United States. The replay confirmation code is 2381448. The webcast will be archived in the investor relations section of each company’s website.

About Callon

Callon is an independent energy company focused on the acquisition and development of unconventional onshore oil and natural gas reserves in the Permian Basin in West Texas.

This news release is posted on Callon’s website at www.callon.com, and will be archived for subsequent review under the “News” link on the top of the homepage.

About Carrizo

Carrizo Oil & Gas, Inc. is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas from resource plays located in the United States. Our current operations are principally focused on proven, producing oil and gas plays in the Eagle Ford Shale in South Texas and the Permian Basin in West Texas.

No Offer or Solicitation

Communications in this news release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Communication in this news release do not constitute a notice of redemption with respect to or an offer to purchase or sell (or the solicitation of an offer to purchase or sell) any preferred stock of Carrizo.

Additional Information and Where to Find It

In connection with the proposed transaction, Callon and Carrizo intend to file materials with the SEC, including a Registration Statement on Form S-4 of Callon (the “Registration Statement”) that will include a joint proxy statement of Callon and Carrizo that also constitutes a prospectus of Callon. After the Registration Statement is declared effective by the SEC, Callon and Carrizo intend to mail a definitive proxy statement/prospectus to stockholders of Callon and shareholders of Carrizo. This news release is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Callon or Carrizo may file with the Securities and Exchange Commission (the “SEC”) and send to Callon’s stockholders and/or Carrizo’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CALLON AND CARRIZO ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY CALLON AND CARRIZO WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CALLON, CARRIZO AND THE PROPOSED TRANSACTION.

Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Callon and Carrizo with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Callon will be available free of charge from Callon’s website at www.callon.com under the “Investors” tab or by contacting Callon’s Investor Relations Department at (281) 589-5200 or IR@callon.com. Copies of documents filed with the SEC by Carrizo will be available free of charge from Carrizo’s website at www.carrizo.com under the “Investor Relations” tab or by contacting Carrizo’s Investor Relations Department at (713) 328-1055 or IR@carrizo.com.

Participants in the Proxy Solicitation

Callon, Carrizo and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Callon’s stockholders and Carrizo’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of Callon is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on March 27, 2019. Information regarding the executive officers and directors of Carrizo is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 2, 2019. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this news release concerning the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Callon’s or Carrizo’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, failure to obtain the required votes of Callon’s stockholders or Carrizo’s shareholders to approve the transaction and related matters; whether any redemption of Carrizo’s preferred stock will be necessary or will occur prior to the closing of the transaction; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Callon and Carrizo; the effects of the business combination of Callon and Carrizo, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; and the risks of oil and gas activities. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Callon’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which is on file with the SEC and available from Callon’s website at www.callon.com under the “Investors” tab, and in other documents Callon files with the SEC, and in Carrizo’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which is on file with the SEC and available from Carrizo’s website at www.carrizo.com under the “Investor Relations” tab, and in other documents Carrizo files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Callon nor Carrizo assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Supplemental Non-GAAP Financial Measures

This release includes non-GAAP measures, such as adjusted EBITDA, Free Cash Flow and other measures identified as non-GAAP. Management also uses adjusted EBITDAX, which reflects adjusted EBITDA plus exploration and abandonment expense. Reconciliations are available below.

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation, depletion and amortization, asset retirement obligation accretion expense, exploration expense, (gains) losses on derivative instruments excluding net settled derivative instruments, impairment of oil and natural gas properties, non-cash equity based compensation, other income, gains and losses from the sale of assets and other non-cash operating items. Management believes adjusted EBITDA is useful because it allows it to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at adjusted

EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non-recurring items.

Free Cash Flow is also a supplemental non-GAAP financial measure that is used by management and external users of our financial statements to assess our liquidity. We define Free Cash Flow as net cash provided by operating activities less capital expenditures attributable to continuing operations. Management believes that Free Cash Flow provides useful information in assessing the impact of our ability to generate cash flow in excess of capital requirements and to return cash to shareholders. Free cash Flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity in accordance with GAAP. Free Cash Flow is also a supplemental non-GAAP financial measure that is used by management and external users of our financial statements to assess our liquidity. We define Free Cash Flow as net cash provided by operating activities less capital expenditures attributable to continuing operations. Management believes that Free Cash Flow provides useful information in assessing the impact of our ability to generate cash flow in excess of capital requirements and to return cash to shareholders. Free cash Flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity in accordance with GAAP. We have not provided a reconciliation of projected Free Cash Flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. We are unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. We are unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance.

Non-GAAP Reconciliation

	2Q18	3Q18	4Q18	1Q19	LTM EBITDA
Adjusted EBITDA Reconciliation
Net income (loss) available to common shareholders	$78,745	$112,226	$409,490	$124,835	$725,296
Dividends on preferred stock	6,298	6,280	6,191	6,184	24,953
Accretion on preferred stock	740	771	793	801	3,105
Loss on redemption of preferred stock	—	—	—	—	—
Income tax expense (benefit)	964	2,367	9,138	(184,544)	(172,075)
Depreciation, depletion and amortization	112,023	129,287	143,074	136,235	520,619
Interest expense, net	16,193	16,117	16,626	17,189	66,125
(Gain) loss on derivatives, net	84,266	89,727	(263,325)	150,544	61,212
Cash paid for commodity derivative settlements, net	(32,063)	(35,501)	(33,191)	(2,928)	(103,683)
Non-cash general and administrative, net	8,370	5,770	508	10,541	25,189
Loss on extinguishment of debt	—	—	910	—	910
Non-recurring and other expense, net	4,264	(1,091)	(1,163)	4,358	6,368
Acquisition expense	1,767	1,435	1,333	157	4,692

Adjusted EBITDA	$281,567	$327,388	$290,384	$263,372	$1,162,711

Acquisitions - pro forma adjustments					50,380
Divestitures - pro forma adjustments					(50,214)

Adjusted EBITDA, inclusive of pro forma adjustments					$1,162,877

Contacts for Callon

Mark Brewer

Director of Investor Relations

Callon Petroleum Company

(281) 589-5200

or

Kate Schilling

Senior IR Analyst

Callon Petroleum Company

(281) 589-5200

Contacts for Carrizo

Jeffrey P. Hayden, CFA

VP - Financial Planning and Analysis

(713) 328-1044

or

Kim Pinyopusarerk

Manager - Investor Relations

(713) 358-6430